UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 01/19/2017

A & C United Agriculture Developing Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-179082	27-5159463
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS I.D.)

Oak Brook Pointe, Suite 500, 700 Commerce Drive, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

630-288-2500

(Registrant's telephone number, including area code)

Commission File No. 333-179082

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) On January 18, 2017, Enterprise CPA’s, Ltd. (“Enterprise”) was dismissed by vote of the Board of Directors as A&C, Inc.’s (“A&C”) independent registered public accounting firm. On the same date, the Board voted to retain De Leon & Company (“De Leon”) as A&C’s independent registered public accounting firm.

Enterprise’s reports on the financial statements for A&C’s fiscal years ended September 30, 2015 and September 30, 2014 did not contain any adverse opinion or a disclaimer of opinion. The Form 10-K report for the fiscal year ended September 30, 2016 has not been prepared. The reports were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than an explanatory paragraph with respect to the Company’s ability to continue as a going concern.

During A&C’s two most recent fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

Item 9.01 Financial Statements and Exhibits

d) Exhibits

Exhibit No.	Description

16.1	Letter from Enterprise CPAs, Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

A & C UNITED AGRICULTURE DEVELOPING INC.

Date: January 19, 2017	By:	/s/ Yidan Liu
Yidan Liu
Chief Executive Officer and Director

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